UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 18, 2005
SUNAIR ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Florida	1-04334	59-0780772

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3005 Southwest Third Avenue
Fort Lauderdale, Florida 33315

(Address of Principal Executive Office) (Zip Code)
(954) 525-1505

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 8 – Other Events
Item 8.01. Other Events.
     As previously disclosed, in connection with the action brought against Donald Karnes and David Slott by The ServiceMaster Company, a hearing on an application for a permanent injunction was held August 17-18, 2005. On August 18, 2005, the Court entered a permanent injunction enjoining Messrs. Karnes and Slott from joining the Company until November 16, 2009 in the lawn and pest control business. As a result, the Company does not anticipate granting the options to purchase shares of the Company’s common stock to Messrs. Karnes and Slott in connection with their previously contemplated employment. Neither the Company nor any of its executive officers or directors were parties to the hearing and the Company does not expect any material adverse effect from this ruling.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNAIR ELECTRONICS, INC.
Date: August 19, 2005	By:	/s/ SYNNOTT B. DURHAM
Synnott B. Durham
Chief Financial Officer

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